Exhibit 15

November 2, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 29, 2020 on our review of interim financial information of Carrier Global Corporation is included in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida